Exhibit 4.1
RIGHTS AGREEMENT
dated as of
March 25, 2009
between
RAMCO-GERSHENSON PROPERTIES TRUST
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

i

Exhibit A	-	Form of Articles Supplementary, Preferences and Rights of Series A Junior Participating Preferred Shares

Exhibit B	-	Form of Rights Certificate

Exhibit C	-	Summary Description of the Shareholder Rights Plan

ii

RIGHTS AGREEMENT
     AGREEMENT (the “Agreement”) dated as of March 25, 2009, between Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Trust”), and American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agent”),
W I T N E S S E T H
     WHEREAS, the Board of Trustees (the “Board”) authorized and declared a dividend of one preferred share purchase right (a “Right “ and collectively, “Rights”) for each common share of beneficial interest of the Trust (each “Common Share”) outstanding at the close of business on April 10, 2009 (the “Record Date”) and has authorized the issuance, upon the terms and subject to the conditions hereinafter set forth, of one Right in respect of each Common Share issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one one-thousandth of a Preferred Share (as hereinafter defined);
     NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. Definitions.
     The following terms, as used herein, have the following meanings:
     “Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include:
     (a) Exempt Persons; or
     (b) any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares outstanding as of the date hereof (an “Existing Holder”), unless and until such time as such Existing Holder becomes the Beneficial Owner of any additional Common Shares of the Trust (other than pursuant to a dividend or distribution paid or made by the Trust on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares) that would cause such Existing Holder’s percentage ownership of Common Shares outstanding to exceed by any amount such Existing Holder’s percentage ownership (rounded up to the next whole percentage point) as of the date of this Agreement, in which case such Existing Holder will become an Acquiring Person.
     Notwithstanding the foregoing, no Person shall become an Acquiring Person:
     (i) as the result of an acquisition of Common Shares by the Trust that, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that, if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases by the Trust and shall, after such share purchases by the Trust, become the Beneficial Owner of any additional

Common Shares, then such Person shall be deemed to be an Acquiring Person; or
     (ii) if the Board determines in good faith that such Person who would otherwise be an Acquiring Person has become such inadvertently and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an Acquiring Person for any purposes of this Agreement. For the avoidance of doubt, if any Person may avoid being an Acquiring Person by divesting Common Shares as described in this clause (ii), then such Person shall not be considered to become an Acquiring Person until the date that the Board determines in good faith that such divestiture has not occurred as promptly as practicable.
     “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date hereof.
     A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “beneficially own”, any securities that:
     (a) such Person or any of its Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);
     (b) such Person or any of its Affiliates or Associates, directly or indirectly, has
     (i) the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (C) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(a)(i) or Section 11(p) with respect to an adjustment to Original Rights, (D) Common Shares issuable upon the exercise of options to purchase Common Shares, if such options are issued pursuant to an employment or consulting agreement, arrangement or understanding or an employee benefit plan of the Trust or any Subsidiary of the Trust and have an exercise price per Common Share that is greater than the closing price of the Common Shares as determined pursuant to Section 11(d)(i) on any Trading Day, until such options are exercised in exchange for Common Shares, in which event the holder will be deemed to have beneficial ownership of such Common Shares, or (E) Common Shares issuable to a Unitholder upon exchange of Partnership Units in the Partnership, until such Partnership Units are exchanged; or
     (ii) the right to vote (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding; provided that a Person shall not be deemed the “Beneficial Owner” of or to “beneficially own” any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);
     (c) are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (b)(ii) immediately above) or disposing of any such securities; or
     (d) are in respect of any Synthetic Long Positions held by such Person or such Person’s Affiliates or Associates.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     “Close of business” on any given date means 5:00 P.M., New York time, on such date provided that if such date is not a Business Day “close of business” means 5:00 P.M., New York time, on the next succeeding Business Day.
     “Common Share” means the common shares of beneficial interest of the Trust, par value $0.01 per share, unless used with reference to another Person, in which case “Common Shares” means (i) the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or (ii) if such Person is the subsidiary of another Person, the capital stock with the greatest voting power or the equity securities or other equity interest having power to control or direct the management, of the Person with ultimate control over such first Person.
     “Declaration of Trust” means the Articles of Amendment and Restatement of the Trust, as amended and supplemented.
     “Distribution Date” means the earlier of (a) the tenth day after the public announcement by the Trust or any person or group of affiliated or associated persons that any person or group of affiliated or associated persons has become an Acquiring Person by obtaining Beneficial Ownership of 15% or more of the Trust’s outstanding Common Shares; or (b) the tenth business day (or such later date as the Board of Trustees may designate before a person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or first public announcement of the intent of any person to commence, a tender or exchange offer by any person or group of affiliated or associated persons, which would, if consummated, result in such person or group becoming an Acquiring Person; unless the tenth day or tenth business day, as the case may be, referred to in clauses (a) and (b) above occurs after the date of public announcement of the Rights Agreement and before the Record Date, then the Distribution Date will be at the close of business on the tenth day after the Record Date.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise specified.
     “Exempt Person” shall mean the Trust or any Subsidiary of the Trust, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Trust or of any Subsidiary of the Trust, or any Person holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Trust or of any Subsidiary of the Trust.
     “Expiration Date” means the earlier of (a) the Final Expiration Date and (b) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24.
     “Final Expiration Date” means the close of business on March 25, 2010.
     “Partnership” shall mean Ramco-Gershenson Properties, L.P., a Delaware limited partnership.
     “Partnership Units” shall mean the units of limited patnership interest in the Partnership.
     “Person” means an individual, firm, corporation, limited liability company, partnership, association, trust or any other entity or organization and shall include any successor (by merger or otherwise) of such entity or organization.
     “Preferred Shares” means the Series A Junior Participating Preferred Shares of beneficial interest, par value $0.001 per share, of the Trust having the terms set forth in the form of articles supplementary attached hereto as Exhibit A .
     “Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-thousandth of a Preferred Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $30.00.
     “Section 13 Event” means any event described in clauses (x), (y) or (z) of Section 13(a).
     “Securities Act” means the Securities Act of 1933, as amended, unless otherwise specified.
     “Share Acquisition Date” means the date of the first public announcement (including the filing of a report pursuant to Section 13(d) of the Exchange Act), by the Trust or an Acquiring Person that an Acquiring Person has become such.
     “Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

     “Synthetic Long Position” shall mean any option, warrant, convertible security, share appreciation right or other contractual right or derivative, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to Common Shares or a value determined in whole or part with reference to, or derived in whole or in part from, the market price or value of Common Shares (without regard to whether (a) such right or derivative conveys any voting rights in such Common Shares to such Person, (b) such right or derivative is subject to settlement in whole or in part in Common Shares or (c) such Person may have entered into other transactions that hedge the economic effect of such right or derivative) and that increases in value as the value of Common Shares increases or that provides to the holder of such right an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Shares, but shall not include:
     (i) rights of a pledgee under a bona fide pledge of Common Shares;
     (ii) rights of all holders of Common Shares to receive Common Shares pro rata, or obligations to dispose of Common Shares, as a result of a merger, exchange offer or consolidation involving the Trust;
     (iii) rights or obligations to surrender Common Shares, or have Common Shares withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;
     (iv) interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of shares approved for trading by the appropriate federal governmental authority;
     (v) interests or rights to participate in employee benefit plans of the Trust held by employees or former employees of the Trust; or
     (vi) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.
     The Common Shares in respect of which a Person has a Synthetic Long Position shall be the notional or other number of Common Shares specified in a filing by such Person or any of such Person’s Affiliates or Associates with the Securities and Exchange Commission in respect of which Common Shares are the subject security or in the documentation evidencing the Synthetic Long Position as being subject to be acquired upon the exercise or settlement of the applicable right or derivative or as the basis upon which the value or settlement amount of such right or derivative, or the opportunity of the holder of such right or derivative to profit or share in any profit, is to be calculated in whole or in part or, if no such number of Common Shares is specified in any filing or documentation, as determined by the Board in good faith to be the number of Common Shares to which the Synthetic Long Position relates.
     “Trading Day” means with respect to the Common Shares or any other security a day on which the principal national securities exchange on which the Common Shares or such security are listed or admitted to trading is open for the transaction of business or, if the Common Shares or such security are not listed or admitted to trading on any national securities exchange, a Business Day.
     “Triggering Event” means any Section 11(a)(ii) Event or any Section 13 Event.

     “Unitholders” means holders of units of limited partnership interest in the Partnership. Each term listed below is defined in the corresponding Section of this Agreement:

Term	Section
Adjustment Shares	11(a)(ii)
Agreement	Preamble
Board	Recital
common share equivalents	11(a)(iii)(B)
current market price	11(d)(i)(B)
equivalent Preferred Shares	11(b)
Exchange Ratio	24(a)
Existing Holder	Definition of "Acquiring Person"
Original Rights	Definition of "Beneficial Owner"
Principal Party	13(b)
Redemption Price	23(a)
Right	Recital
Rights Agent	Preamble
Right Certificates	4(a)
Record Date	Recital
Section 11(a)(ii) Event	11(a)(ii)
Substitution Period	11(a)(iii)(c)
Trust	Preamble
SECTION 2. Appointment of Rights Agent.
     The Trust hereby appoints the Rights Agent to act as agent for the Trust in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Trust may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agent. If the Trust appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be apportioned as the Trust shall determine.
SECTION 3. Issuance of Right Certificates.

     (a) Prior to the Distribution Date, (i) the Rights will be evidenced (unless earlier expired, redeemed or terminated) by the certificates for the Common Shares (or, in the case of uncertificated Common Shares, by the book-entry account that evidences record ownership of such shares) and not by separate Right Certificates and the registered holders of the Common Shares shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares. As soon as practicable after the Record Date, the Trust will send a summary of the Rights substantially in the form of Exhibit C hereto, by first-class, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Trust.
     (b) As soon as practicable after the Trust has notified the Rights Agent of the occurrence of the Distribution Date, the Trust will prepare and execute, the Rights Agent will countersign, and the Rights Agent (if requested and provided with all necessary information) will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Trust or the transfer agent or registrar for Common Shares, one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each Common Share so held (or if the Common Shares are uncertificated, by appropriate changes to the book-entry account that evidences record ownership of such Common Shares). If an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p), the Trust shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates, and the Rights will be transferable only separately from the transfer of Common Shares. The Trust shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Trust shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
     (c) Rights shall be issued in respect of all Common Shares outstanding as of the Record Date or issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. In addition, (i) on the Distribution Date, proper provision shall be made by the Trust in order to provide holders (except the Trust) of Partnership Units with such number of Rights, evidenced by Rights Certificates, as would be issued to such Unitholders upon receipt of Common Shares prior to such Distribution Date in exchange for such Unitholder’s Partnership Units, and such Unitholders shall thereafter have all of the rights, privileges, benefits and obligations with respect to such Rights as are provided for herein with respect to holders of Common Shares, and (ii) in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Trust (x) shall, with respect to Common Shares so issued or sold (A) pursuant to the exercise of stock options or under any employee plan or arrangement or (B) upon the exercise, conversion or exchange of other securities issued by the Trust or by any Subsidiary or Affiliate or Associate of the Trust prior to the Distribution Date (excluding upon the exchange of Partnership Units) and (y) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, (i) the Trust shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Trust or the Person to whom such Right Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
     (d) Certificates for the Common Shares issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:
This certificate also evidences certain Rights as set forth in a Rights Agreement between Ramco-Gershenson Properties Trust and American Stock Transfer & Trust Company, LLC dated as of March 25, 2009 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Trust. The Trust will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.
SECTION 4. Form of Right Certificates.
     (a) The certificate evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse side thereof) (the “Right Certificate”) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Trust may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates, whenever distributed, shall be dated as of the Record Date.
     (b) Any Right Certificate representing Rights beneficially owned by any Person referred to in Section 7(d)(i), 7(d)(ii) or 7(d)(iii) shall (to the extent feasible) contain a legend in substantially the following form:
The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may be or may become null and void in the circumstances specified in Section 7(d) of such Agreement.
SECTION 5. Countersignature and Registration.
     (a) The Right Certificates shall be executed on behalf of the Trust by its Chairman, Chief Executive Officer, President or any executive vice president, either manually or by facsimile signature, and shall have affixed thereto the Trust’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Trust, either manually or by facsimile signature. The Right Certificates shall be, either manually or by facsimile, countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Trust whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Trust before countersignature by the Rights Agent and issuance and delivery by the Trust, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Trust. Any Right Certificate may be signed on behalf of the Trust by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Trust to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.
     (b) Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

SECTION 6.	Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
     (a) At any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in this Section 6(a), be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Certificates shall make such requests in writing delivered to the Rights Agent, and shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Trust shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 7(e) and paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9(e) hereof. Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 4(b), 7(d), 14 and 24, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Rights Agent shall promptly forward any such sum collected by it to the Trust or to such Persons as the Trust shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.
     (b) Upon receipt by the Trust and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Trust’s request, reimbursement to the Trust and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Trust will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
     (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 7(d), 7(e), 9(c), 11(a) and 24) in whole or in part at any time after the Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable to the order of the Trust) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any tax or charge required to be paid under Section 9(e) hereof. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.
     (b) Upon satisfaction of the requirements of Section 7(a) and subject to Section 20(k), the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-thousandths of a Preferred Share to be purchased (and the Trust hereby irrevocably authorizes each such transfer agent to comply with all such requests) or (B) if the Trust shall have elected to deposit the shares of Preferred Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Share represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Trust hereby directs each such depositary agent to comply with such request, (ii) when necessary to comply with this Rights Agreement, promptly requisition from the Trust the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 and (iii) after receipt of such certificates or depositary receipts and cash, if any, when necessary to comply with this Rights Agreement, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Trust is obligated to deliver Common Shares, other securities or assets pursuant to this Agreement, the Trust will make all arrangements necessary so that such other securities and assets are available for delivery by the Rights Agent, if and when necessary to comply with this Rights Agreement.
     (c) If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.
     (d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of an Acquiring Person) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board determines is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(d), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Trust shall use all reasonable efforts to insure that the provisions of this Section 7(d) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.
     (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Trust shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer pursuant to Section 6 or exercise pursuant to this Section 7 unless such registered holder (i) shall have properly completed and duly signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Trust or the Rights Agent shall reasonably request.
SECTION 8. Cancellation and Destruction of Right Certificates.
     All Right Certificates surrendered for exercise, transfer, split up, combination or exchange shall, if surrendered to the Trust or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Trust shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Trust otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Trust, or shall, at the written request of the Trust, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Trust.
SECTION 9. Reservation and Availability of Shares.
     (a) The Trust covenants and agrees that it will cause to be reserved and kept available a number of Preferred Shares that are authorized but not outstanding or otherwise reserved for issuance sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.
     (b) So long as the Preferred Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Trust shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.
     (c) The Trust shall use its best efforts (i) to file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Trust upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Trust will also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Trust may temporarily suspend, for a period of time not to exceed 120 days after the date set forth in Section 9(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Trust shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Trust shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and give the Rights Agent a copy of such announcement. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise therefor shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective.
     (d) The Trust covenants and agrees that it will take all such action as may be necessary to insure that all one one-thousandths of a Preferred Share issuable upon the exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.
     (e) The Trust further covenants and agrees that it will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Shares upon the exercise of Rights. The Trust shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or of any certificates for Preferred Shares to a Person other than the registered holder of the applicable Right Certificate, and prior to any such transfer, issuance or delivery, any such tax or other governmental charge shall have been paid by the holder of such Right Certificate at the time of surrender or it shall have been established to the Trust’s or the Rights Agent’s satisfaction that no such tax or charge is due.
SECTION 10. Preferred Shares Record Date.
     Each Person (other than the Trust) in whose name any certificate for Preferred Shares (or Common Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Shares (or Common Shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Trust relating to the Preferred Shares (or Common Shares or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Trust are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Trust with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Trust except as provided herein.
SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.
     (a) Certain Purchase Price Adjustments.
     (i) If the Trust shall at any time after the date of this Agreement (A) pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares into a greater number of shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger involving the Trust), the Purchase Price in effect immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or other capital stock issuable on such date shall be proportionately adjusted so that each holder of a Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to such date, the aggregate number and kind of Preferred Shares or other shares of beneficial interest, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Trust were open, such holder would have been entitled to receive upon such exercise and by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that requires an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
     (ii) At any time after the date of this Agreement, upon any Person, alone or together with its Affiliates and Associates, becoming an Acquiring Person (a “Section 11(a)(ii) Event”), subject to Section 24 hereof, proper provision shall promptly be made so that each holder of a Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event, in lieu of Preferred Shares, such number of duly authorized, validly issued, fully paid and nonassessable Common Shares of the Trust (such shares being referred to herein as the “Adjustment Shares”) as shall be equal to the result obtained by dividing:
(x)	the product obtained by multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-thousandths of Preferred Share for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by

(y)	50% of the current market price (determined pursuant to Section 11(d)(i)) per Common Share on the date of such first occurrence;
     provided that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). The Trust shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.
     (iii) If the number of Common Shares that are authorized by the Trust’s Declaration of Trust but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Trust shall, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available) Common Shares and then, (B) (to the extent available) other securities representing beneficial interest in the Trust that are essentially equivalent to Common Shares in respect to dividend, liquidation and voting rights (such securities being referred to herein as “common share equivalents”) and then, if necessary, (C) other equity or debt securities of the Trust, cash or other assets, a reduction in the Purchase Price or any combination of the foregoing, having an aggregate value (determined by the Board based upon the advice of a nationally recognized investment banking firm) equal to the value of the Adjustment Shares; provided that (x) the Trust may, and (y) if the Trust shall not have made adequate provision as required above to deliver value within 30 days following the first occurrence of a Section 11(a)(ii) Event (the “Substitution Period”), then the Trust shall be obligated to, deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) (to the extent available) Common Shares and then (2) (to the extent available) common share equivalents and then, if necessary, (3) other equity or debt securities of the Trust, cash or other assets or any combination of the foregoing, having an aggregate value (determined by the Board based upon the advice of a nationally recognized investment banking firm) equal to the excess of the value of the Adjustment Shares over the Purchase Price. To the extent that the Trust determines that some action is to be taken pursuant to the preceding sentence, the Trust (X) shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and (Y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to decide the appropriate form and value of any consideration to be delivered as referred to in the preceding sentence. If any such suspension occurs, the Trust shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price per share of Common Shares (as determined pursuant to Section 11(d)) on the date of the first occurrence of a Section 11(a)(ii) Event; any common share equivalent shall be deemed to have the same value as the Common Shares on such date; and the value of other securities or assets shall be determined pursuant to Section 11(d)(iii).
     (b) If the Trust fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Shares (or securities having the same rights, privileges and preferences as the Preferred Shares (“equivalent Preferred Shares”)) or securities convertible into or exercisable for Preferred Shares (or equivalent Preferred Shares) at a price per Preferred Share (or equivalent Preferred Shares) (in each case, taking account of any conversion or exercise price) less than the current market price (as determined pursuant to Section 11(d)) per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the sum of the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate price (taking account of any conversion or exercise price) of the total number of Preferred Shares (and any equivalent Preferred Shares) so to be offered would purchase at such current market price and the denominator of which shall be the sum of the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares (and any equivalent Preferred Shares) so to be offered. If such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. Preferred Shares owned by or held for the account of the Trust shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
     (c) If the Trust fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger involving the Trust) of evidences of indebtedness, equity securities other than Preferred Shares, assets (other than a regular periodic cash dividend out of the earnings or retained earnings of the Trust) or rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per Preferred Share on such record date, less the value (as determined pursuant to Section 11(d)(iii)) of such evidences of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one Preferred Share and the denominator of which shall be such current market price per Preferred Share. Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
     (d) Certain Computations.
     (i) For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii) or 14, the “current market price” per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days immediately prior to, but not including, such date; for purposes of computations made pursuant to Section 11(a)(iii), the “current market price” per Common Share on any date shall be deemed to be the average of the daily closing prices per

Common Share for the ten consecutive Trading Days immediately following, but not including, such date; and for purposes of computations made pursuant to Section 14, the “current market price” per Common Share for any Trading Day shall be deemed to be the closing price per Common Share for such Trading Day; provided that if the current market price per Common Share is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in Common Shares or securities exercisable for or convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to, but not including, the expiration of the requisite 30 Trading Day or ten Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board), which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
     (ii) For the purpose of any computation hereunder the “current market price” per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the current market price per Preferred Share cannot be determined in such manner, the “current market price” per Preferred Share shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as share splits, share dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share (as determined pursuant to Section 11(d)(i) (other than the last sentence thereof)). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, the “current market price” per Preferred Share shall be determined in the same manner as set forth in the last sentence of Section 11(d)(i). For all purposes of this Agreement, the “current market price” of one one-thousandth of a Preferred Share shall be equal to the “current market price” of one Preferred Share divided by 1,000.
     (iii) For the purpose of any computation hereunder the value of any securities or assets other than Common Shares or Preferred Shares shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.
     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be.
     (f) If at any time, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right shall be entitled to receive upon exercise of such Right any shares of beneficial interest other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.
     (g) All Rights originally issued by the Trust subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one one-thousandth of a Preferred Share and other shares of beneficial interest of the Trust issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     (h) Unless the Trust shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Trust may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Trust shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Trust shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Trust, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Trust, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed, countersigned and delivered in the manner provided for herein (and may bear, at the option of the Trust, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandths of a share and the number of shares that were expressed in the initial Right Certificates issued hereunder.
     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of one one-thousandths of a Preferred Share issuable upon exercise of the Rights, the Trust shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Trust may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a Preferred Share at such adjusted Purchase Price.
     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Trust may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a Preferred Share or other shares of beneficial interest of the Trust, if any, issuable upon such exercise over and above the number of one one-thousandths of a Preferred Share or other shares of beneficial interest of the Trust, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Trust shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
     (m) Anything in this Section 11 to the contrary notwithstanding, the Trust shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exercisable for Preferred Shares, share dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Trust to the holders of its Preferred Shares, shall not be taxable to such shareholders.
     (n) The Trust covenants and agrees that it will not at any time after the Distribution Date (i) consolidate, merge or otherwise combine with or (ii) sell or otherwise transfer (or permit any of its Subsidiaries to sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Trust and its Subsidiaries, taken as a whole, to any other Person or Persons if (x) at the time of or immediately after such consolidation, merger, combination or sale there are any rights, warrants or other instruments or securities outstanding or any agreements or arrangements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, combination or sale, the shareholders of a Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.
     (o) The Trust covenants and agrees that after the Distribution Date, it will not, except as permitted by Sections 23, 24 and 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
     (p) Notwithstanding anything in this Agreement to the contrary, if at any time after the date hereof and prior to the Distribution Date the Trust shall (i) pay a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares into a larger number of shares or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter as contemplated by Section 3(c), shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.
SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares.

     Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Sections 11 and 13, the Trust shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in the manner set forth in Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.
SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
     (a) If, after the occurrence of a Section 11(a)(ii) Event, directly or indirectly,
(x)	the Trust shall consolidate with, merge into, or otherwise combine with, any other Person, and the Trust shall not be the continuing or surviving corporation of such consolidation, merger or combination;

(y)	any Person shall merge into, or otherwise combine with, the Trust, and the Trust shall be the continuing or surviving entity of such merger or combination and, in connection with such merger or combination, all or part of the outstanding Common Shares shall be changed into or exchanged for other shares or securities of the Trust or any other Person, cash or any other property; or

(z)	the Trust or one or more of its Subsidiaries shall sell or otherwise transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Trust and its Subsidiaries, taken as a whole, to any other Person or Persons (other than the Trust or one or more wholly-owned Subsidiaries of the Trust), then, and in each such case, proper provision shall promptly be made so that,
     (ii) each holder of a Right (except as otherwise provided herein, including pursuant to Section 7(d)) shall thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately before the first occurrence of any Triggering Event, such number of duly authorized, validly issued, fully paid and nonassessable, freely tradable Common Shares of the Principal Party, not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing:
(x)	the product obtained by multiplying the Purchase Price in effect immediately before the first occurrence of any Triggering Event by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately before the occurrence of any Triggering Event (such product being thereafter referred to as the “Purchase Price” for each Right and for all purposes of this Agreement), by

(y)	50% of the current market price (determined pursuant to Section 11(d)(i)) per Common Share of such Principal Party on the date of consummation of such consolidation, merger, combination, sale or transfer;
     (iii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, sale or transfer, all the obligations and duties of the Trust pursuant to this Agreement;
     (iv) the term “Trust” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and
     (v) such Principal Party shall take such steps (including the authorization and reservation of a sufficient number of its Common Shares to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.
     (b) “Principal Party” means:
     (i) in the case of any transaction described in Sections 13(a)(x) or (y), (1) the Person that is the issuer of the securities into which the Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Shares of which have the greatest aggregate market value of shares outstanding, or (2) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Trust if it survives) or (z) the Person resulting from the consolidation; and
     (ii) in the case of any transaction described in Section 13(a)(z), the

Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding; provided that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture were a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
     (c) The Trust shall not consummate any such consolidation, merger, combination, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares that are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Trust and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and 13(b) and providing that, as soon as practicable after the date of any consolidation, merger, combination, sale or transfer mentioned in Section 13(a), the Principal Party, at its own expense, shall:
     (i) prepare and file a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, and shall use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and
     (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
     The Trust covenants and agrees that it shall not enter into any transaction of the type described in clauses (x), (y) and (z) of Section 13(a) if at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
     (d) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations, sales or other transfers. If any Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).
SECTION 14. Fractional Rights and Fractional Shares.
     (a) The Trust shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates that evidence fractional Rights. In lieu of any such fractional Rights, the Trust shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 14(a), the current market price of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the current market price of the Rights on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board), which determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.
     (b) The Trust shall not be required to issue fractions of Preferred Shares (other than fractions that are multiples of one one-thousandths of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions that are multiples of one one-thousandth of a Preferred Share). In lieu of any such fractional Preferred Shares, the Trust shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-thousandth of a Preferred Share. For purposes of this Section 14(b), the current market price of one one-thousandth of a Preferred Share shall be one one-thousandth of the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.
     (c) Following the occurrence of any Triggering Event or upon any exchange pursuant to Section 24, the Trust shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Trust shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a Common Share. For purposes of this Section 14(c), the current market price of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange.
     (d) The holder of a Right by the acceptance of the Right expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.
     (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Trust shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
SECTION 15. Rights of Action.
     All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of certificates representing Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any certificate representing Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any certificate representing Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Trust to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Trust of the obligations of any Person subject to, this Agreement.
SECTION 16. Agreement of Right Holders.
     Every holder of a Right by accepting the same consents and agrees with the Trust and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;
     (b) as of and after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully and properly executed;
     (c) subject to Sections 6 and 7, the Trust and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, a certificate representing Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing Common Shares made by anyone other than the Trust or the Rights Agent) for all purposes whatsoever, and neither the Trust nor the Rights Agent, subject to the last sentence of Section 7(d), shall be affected by any notice to the contrary; and
     (d) notwithstanding anything in this Agreement to the contrary, neither the Trust nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Trust must use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
SECTION 17. Right Certificate Holder Not Deemed a Shareholder.
     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of beneficial interest that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Trust or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25(c)), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
SECTION 18. Concerning the Rights Agent.
     (a) The Trust agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, delivery, amendment, execution or administration of this Agreement and the exercise and performance of its duties hereunder. The Trust also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration or performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Trust to the extent that the Rights Agent is entitled to indemnification under this Section 18. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
     (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Trust, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.
SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.
     (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
SECTION 20. Duties of Rights Agent.
     The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Trust and the holders of Right Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Trust or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in the absence of gross negligence, bad faith and willful misconduct and in accordance with such advice or opinion.
     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the current market price of any security) be proved or established by the Trust prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, Chief Executive Officer, President or any executive vice president of the Trust and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder to the Trust and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to an amount equal to five (5) times the amount of annual fees paid by the Trust to the Rights Agent.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(d)) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or Preferred Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
     (f) The Trust agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, Chief Executive Officer, President or any executive vice president of the Trust, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith and willful misconduct and in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Trust may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Trust actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.
     (h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Trust or become pecuniarily interested in any transaction in which the Trust may be interested, or contract with or lend money to the Trust or otherwise act as fully and freely as though the Rights Agent were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights

Agent or any such shareholder, affiliate, director, officer or employee from acting in any other capacity for the Trust or for any other Person.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Trust, to any holders of Rights or to any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).
     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Trust.
SECTION 21. Change of Rights Agent.
     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing to the Trust pursuant to the requirements of Section 26 and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Trust may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing pursuant to the requirements of Section 26 and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Trust shall appoint a successor to the Rights Agent. If the Trust shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Trust), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Trust or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing that is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed. The predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Trust shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
SECTION 22. Issuance of New Right Certificates.
     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Trust may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.
SECTION 23. Redemption.
     (a) At any time before the occurrence of a Section 11(a)(ii) Event, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).
     (b) Immediately upon the effectiveness of a redemption of Rights pursuant to Section 23(a) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Trust shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Trust nor any of its Affiliates or Associates may redeem, acquire, exchange or purchase for value any Rights at any time in any manner other than that specifically set forth in Sections 23 or 24, and other than in connection with the purchase, acquisition or redemption of Common Shares prior to the Distribution Date.
SECTION 24. Exchange.
     (a) At any time on or after the occurrence of a Section 11(a)(ii) Event, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(d)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.
     (b) Immediately upon the effectiveness of an exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Trust shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to Section 7(d)) held by each holder of Rights.
     (c) In any exchange pursuant to this Section 24, the Trust, at its option, may substitute common share equivalents (as defined in Section 11(a)(iii)) for Common Shares exchangeable for Rights, at the initial rate of one common share equivalent for each Common Share, as appropriately adjusted to reflect adjustments in dividend, liquidation and voting rights of common share equivalents pursuant to the terms thereof, so that each common share equivalent delivered in lieu of each Common Share shall have essentially the same dividend, liquidation and voting rights as one Common Share.
SECTION 25. Notice of Proposed Actions.
     (a) If the Trust shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in shares of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Trust), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision or combination of outstanding Preferred Shares), (iv) to effect any consolidation or merger with any other Person, or to effect or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Trust and its Subsidiaries, taken as a whole, to any other Person or Persons or (v) to effect the liquidation, dissolution or winding up of the Trust, then, in each such case, the Trust shall give to the Rights Agent and, to the extent feasible, to each holder of a Right, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 25(a)(i) or 25(a)(ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Shares, whichever shall be the earlier. The failure to give notice required by this section or any defect therein shall not affect the legality or validity of the action taken by the Trust or the vote upon any such action.
          (b)   Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a public filing by the Trust with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Trust, including the Rights, for purposes of this Agreement, and no other notice need be given to such holders.
          (c)   If a Triggering Event shall occur, then, in any such case, (i) the Trust shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) or 13, as the case may be, and (ii) all references in Section 25(a) to Preferred Shares shall be deemed thereafter to refer to Common Shares or other shares of beneficial interest, as the case may be.
SECTION 26.      Notices.
          Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand, first-class mail (postage prepaid), overnight courier service or facsimile:

If to the Trust to:	Ramco Gershenson Properties Trust
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
Attention: Secretary
Phone: (248) 350-9900
Fax: (248) 350-9925

If to the Rights Agent to:	American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Phone: (718) 921-8275
Fax: (718) 921-8331
Attn: Paula Caroppoli.

     or such other Person, address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 26, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 26, (c) if delivered by first-class mail (postage prepaid), five days following the date on which such communication is sent to the address specified in this Section 26 or (d) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 26 and confirmation of the receipt thereof is received. Notices or demands authorized by this Agreement to be given or made by the Trust or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Shares) shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of such holder shown on the registry books of the Trust or the transfer agent or registrar for the Common Shares.
SECTION 27. Supplements and Amendments.
     Subject to the other provisions of this Section 27, for so long as the Rights are redeemable, the Trust may, and the Rights Agent shall, if the Trust so directs, supplement or amend any provision of this Agreement (including but not limited to the Final Expiration Date) in any respect without the approval of any holders of Common Shares. Subject to the other provisions of this Section 27, at any time when the Rights are no longer redeemable, the Trust may, and the Rights Agent shall if the Trust so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Trust and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that materially affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.
SECTION 28. Successors.
     All the covenants and provisions of this Agreement by or for the benefit of the Trust or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
SECTION 29. Determinations and Actions by the Board, etc.
     The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Trust, or as may be necessary or advisable in the administration of this Agreement, including the right and power to

(a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Trust, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board to any liability to the holders of the Common Shares or the Rights. The Rights Agent is entitled always to assume the Trust’s Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.
SECTION 30. Benefits of this Agreement.
     Nothing in this Agreement shall be construed to give to any Person other than the Trust, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Trust, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
SECTION 31. Severability.
     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that if any such excluded term, provision, covenant or restriction shall materially and adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon 10 Business Days’ notice in writing to the Trust pursuant to the requirements of Section 26.
SECTION 32. Governing Law.
     This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions, regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
SECTION 33. Counterparts.
     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

SECTION 34. Descriptive Headings.
     The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RAMCO-GERSHENSON PROPERTIES TRUST
By:	/s/ RICHARD J. SMITH
	Name:	Richard J. Smith
	Title:	Chief Financial Officer
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Rights Agent
By:	/s/ PAULA CAROPPOLI
	Name:	Paula Caroppoli
	Title:	Vice President

EXHIBIT B
[FORM OF RIGHT CERTIFICATE]

No. R-	Rights
     NOT EXERCISABLE AFTER THE EARLIER OF MARCH 25, 2010 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(d) OF THE RIGHTS AGREEMENT.] 1
RIGHT CERTIFICATE
RAMCO-GERSHENSON PROPERTIES TRUST
     This Right Certificate certifies that                                         , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of March 25, 2009 (the “Rights Agreement”) between Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Trust”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Trust, at any time after the Distribution Date and prior to the Expiration Date, ___one-thousandth[s] of a fully paid, nonassessable Series A Junior Participating Preferred Share of beneficial interest (the “Preferred Shares”) of the Trust at a purchase price of $30.00 per one one-thousandths of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.
     Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

[1]	If applicable, insert this portion of the legend and delete the preceding sentence.

     The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of March 25, 2009, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.
     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Trust and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.
     Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate or Certificates may be transferred or exchanged for another Rights Certificate or Certificates evidencing a like number of Rights as the Rights Certificate or Certificates surrendered.
     Subject to the provisions of the Rights Agreement, the Board may, at its option,
     (a) at any time before the occurrence of a Section 11(a)(ii) Event, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, subject to adjustment pursuant to the terms of the Rights Agreement; or
     (b) at any time on or after the occurrence of a Section 11(a)(ii) Event (but before such Person becomes the Beneficial Owner of 50% or more of the shares of Common Shares then outstanding), exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for Common Shares at an exchange ratio of one Common Share per Right. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exchanged.
     No fractional Preferred Shares are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are multiples of one one-thousandth of a Preferred Share, that may, at the election of the Trust, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. If this Right

2

Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.
     No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of beneficial interest that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Trust or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

3

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed under its corporate seal by its authorized officers.
     Dated as of                      ___, ___

RAMCO-GERSHENSON PROPERTIES TRUST

By:

Name:
Title:

Attest:

Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:

Name:
Title:

4

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed if the registered holder desires to
transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers to

(please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Right Certificate on the books of the within-named entity, with full power of substitution.
Dated:                                         ,

Signature Signature Guaranteed:
CERTIFICATE
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:                                         ,

Signature

     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder desires to exercise
Rights represented by the Right Certificate.)
  To: Ramco-Gershenson Properties Trust
     The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Trust or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:
Please insert social security or other identifying number
          (Please print name and address)
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number
          (Please print name and address)
Dated:                                         ,

Signature Signature Guaranteed:
CERTIFICATE
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Right Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
     (2) after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:                                         ,

Signature

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

7

EXHIBIT C
RAMCO-GERSHENSON PROPERTIES TRUST
SHAREHOLDER RIGHTS PLAN
Summary of Terms

Form of Security	The Board has declared a dividend of one Preferred Shares purchase right for each outstanding Common Share of beneficial interest in the Trust, par value $0.01 share (the “Common Shares”), payable to holders of record as of the close of business on April 10, 2009 (each a “Right” and collectively, the “Rights”).

Transfer	Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or for uncertificated Common Shares, by the book-entry account that evidences ownership of such shares), and will be transferred with, the Common Shares, and the registered holders of the Common Shares will be deemed to be the registered holders of the Rights.
Distribution Date means the earlier of :
     (a) The tenth day after the public announcement by the Trust or any person or group of affiliated or associated persons that any person or group of affiliated or associated persons has become an “Acquiring Person” by obtaining beneficial ownership (including any derivative security that increases in value as the value of Common Shares increase or that provides the holder with an opportunity to profit from any increase in the value of Common Shares) of 15% or more of the Trust’s outstanding Common Shares; or
     (b) The tenth business day (or such later date as the Board of Trustees may designate before a person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or first public announcement of the intent of any person to commence, a tender or exchange offer by any person or group of affiliated or associated persons, which would, if consummated, result in such person or group becoming an Acquiring Person;
     unless the tenth day or tenth business day, as the case may be, referred to above occurs after the date of public announcement of the Rights Agreement and before the Record Date, then the Distribution Date will be at the close of business on the tenth day after the Record Date.

After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Shares as of the close of business on the Distribution Date (or if the Common Shares are

uncertificated by appropriate changes to the book-entry account that evidences record ownership of such Common Shares), and thereafter the Rights will be transferable separately from the Common Shares.

Exercise	Prior to the Distribution Date, the Rights will not be exercisable.

After the Distribution Date, each Right will be exercisable to purchase, for $30.00 (the “Purchase Price”), one one-thousandth of a Series A Junior Participating Preferred Share, par value $0.01 per share, of the Trust. Any Rights held by an Acquiring Person are null and void.

Flip-In	If any person or group of affiliated or associated persons become an Acquiring Person after the date of the Rights Agreement (other than as a result of repurchases of stock by the Trust or certain inadvertent actions and excluding certain holders of more than 15% of the outstanding Common Shares as of the date of the Rights Agreement who do not acquire any additional Common Shares after that date that would cause such holders to exceed their percentage ownership (rounded up to the nearest whole percentage point) of outstanding Common Shares as of the date of the Rights Agreement), then, after the Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of Common Shares having a market value of twice the Purchase Price.

When calculating a person’s or group of affiliated or associated persons’ beneficial ownership to determine whether such person or group has become an Acquiring Person, if the person or any of that person’s affiliates or associates holds any option, warrant, convertible security, stock appreciation right or other contractual right or derivative with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or a value determined in reference to, Common Shares and that increases in value as the value of Common Shares increases or that provides the holder with an opportunity to profit from any increase in the value of Common Shares (a “Synthetic Long Position”), then that person shall be deemed to beneficially own the Common Shares in respect of such Synthetic Long Position.

Flip-Over	If, after any person has become an Acquiring Person, (1) the Trust is involved in a merger or other business combination in which the Trust is not the surviving corporation or its Common Shares are exchanged for other securities or assets or (2) the Trust or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Trust and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

2

Exchange	At any time on or after a Person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding Common Shares), the Board may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated and associated persons) for Common Shares at an exchange ratio of one Common Share per Right.

Redemption	The Board may redeem all of the Rights at a price of $0.001 per Right at any time before a Person has become an Acquiring Person.

Partnership Units	On the Distribution Date, proper provision will be made by the Trust in order to provide each holder of partnership units of Ramco-Gershenson Properties, L.P. with such number of Rights, evidenced by Right Certificates, as would have been issued to such holder had such holder exchanged such holder’s partnership units for Common Shares prior to the Distribution Date.

Expiration	The Rights will expire on March 25, 2010, unless earlier exchanged or redeemed.

Amendments	For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect.

At any time after the Rights are no longer redeemable, the Rights Agreement may be amended by the Board in any respect that does not (i) adversely affect the Rights holders (other than any Acquiring Person and certain affiliated or associated persons), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph or (iii) cause the Rights again to become redeemable.

Voting Rights	Rights holders have no rights as a shareholder of the Trust, including no right to vote and no right to receive dividends.

Antidilution Provisions	The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

Taxes	While the dividend of the Rights will not be taxable to shareholders or to the Trust, shareholders or the Trust may, depending upon the circumstances, recognize taxable income if the Rights become exercisable as set forth above.
     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Trust. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

3